As filed with the Securities and Exchange Commission on June 24, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

DPC Holdings Limited*

(Exact Name of Registrant as Specified in its Charter)

Jersey	3360	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

2nd Floor, Donington Court, Pegasus Business Park, Herald Way, Derby, DE742UZ, United Kingdom

+44(0)115 663 0139

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Corporation Service Company

241 Little Falls Drive

Wilmington, DE 19808

Tel: +1 (302) 636-5401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Richard Browne, Esq.	Helen Barrett-Hague, Esq.	Richard D. Truesdell, Jr., Esq.
John R. Vetterli, Esq.	General Counsel & Chief Risk Officer	Roshni Banker Cariello, Esq.
Jessica Y. Chen, Esq.	DPC Holdings Limited	Davis Polk & Wardwell LLP
White & Case LLP	Donington Court, 2nd Floor	450 Lexington Avenue
1221 Avenue of the Americas	Pegasus Business Park, Herald Way	New York, NY 10017
New York, NY 10020	Derby, DE742UZ	Tel: +1 (212) 450-4000
Tel: +1 (212) 819-8200	United Kingdom

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-296215

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

*	Prior to the consummation of this offering, we intend to change the legal status of our Company from a Jersey private company to a Jersey public limited company and our name will be DPC Holdings PLC.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed for the sole purpose of registering 5,204,040 additional ordinary shares (which includes ordinary shares of no par value that may be sold as part of the underwriters’ option to purchase additional shares) of DPC Holdings Limited (to be named DPC Holdings PLC), a Jersey, Channel Islands company, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-296215), initially filed by DPC Holdings Limited with the Securities and Exchange Commission (the “SEC”) on May 26, 2026, as amended (the “Prior Registration Statement”), and which was declared effective on June 24, 2026, including the exhibits thereto, are incorporated herein by reference.

The additional ordinary shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

CERTIFICATION

The registrant hereby (i) undertakes to pay the SEC the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on June 25, 2026) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Carey Olsen Jersey LLP
23.1	Consent of KPMG LLP, independent registered public accountants.
23.2	Consent of Carey Olsen Jersey LLP (included in Exhibit 5.1).
24.1 *	Power of Attorney (included in signature page to Registration Statement).
107	Filing Fee Table

*       Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this day of June 24, 2026.

DPC HOLDINGS LIMITED

By:	/s/ Michael Joseph Quinn
	Name:	Michael Joseph Quinn
	Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on June 24, 2026 in the capacities indicated:

Signatures	Title

/s/ Michael Joseph Quinn	Chief Executive Officer and Executive Director
Michael Joseph Quinn	(Principal Executive Officer)

/s/ David John Egan	Chief Financial Officer and Executive Director
David John Egan	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Dirkson Charles

*	Director
Nicholas Sanders

*	Director
Henry F. Brooks

*	Director
Taiwo K. Danmola

*	Director
Stanley Deal

*	Director
C. Alexander Harman

*	Director
Willibald Meixner

By:	/s/ David John Egan
	Name:	David John Egan
Attorney-in-Fact

Doncasters Inc.

By:	/s/ Joseph Joseph		Authorized Representative in the U.S.
	Name:	Joseph Joseph
	Title:	Corporate Secretary